Exhibit 23.6

[Letterhead of Protective Life Insurance Company]

February 17, 2009

Protective Life Insurance Company
2801 Highway 280 South
Birmingham, AL 35223

Re:	Secured Notes Registration Statement on Form S-3

Ladies and Gentlemen:

This letter will serve as my consent to the reference, in the Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-155-707) (“Registration Statement”), filed by Protective Life Insurance Company with the Securities and Exchange Commission (the “Commission”), to my legal opinion, as internal Tennessee counsel to Protective Life Insurance Company, regarding priority of claims with respect to funding agreements pursuant to Tennessee Code Annotated Section 56-9-330 and to the incorporation by reference of this consent as an exhibit to any registration statement filed in accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which registration statement relates to the Registration Statement.  In giving such consent, I do not hereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ William L. McCarty
William L. McCarty